Exhibit 5.1

June 9, 2023

Leap Therapeutics, Inc.
47 Thorndike Street, Suite B1-1
Cambridge, MA 02141

Re: Leap Therapeutics, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Leap Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on the date hereof. The Registration Statement relates to the offer and sale, from time to time by certain stockholders of the Company identified in the Registration Statement, of up to 162,677,093 shares (“Common Shares”) of the Company’s common stock, par value $0.001 per share (the "Common Stock"), which includes (i) 6,191,782 shares of Common Stock that are outstanding and held by certain of the selling stockholders named in the prospectus accompanying the Registration Statement (the “Outstanding Non-Flame Transaction Common Shares”), (ii) 19,729,010 outstanding shares of Common Stock (the “Outstanding Flame Transaction Common Shares” and, collectively with the Outstanding Non-Flame Transaction Common Shares, the “Outstanding Common Shares”) that were issued by the Company in connection with its acquisition of Flame Bioscience, Inc. (the “Flame Acquisition Transaction), (iii) 65,301 shares of Common Stock (the “Common Stock Warrants Shares”) issuable upon exercise of outstanding warrants that were assumed by the Company pursuant to the Flame Acquisition Transaction (the “Common Stock Warrants”), (iv) 136,248,000 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of 136,248 outstanding shares of the Company’s Series X Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), that were issued by the Company pursuant to the Flame Acquisition Transaction, and (v) 443,000 shares of Common Stock (the “Preferred Stock Warrants Shares”) issuable upon (1) conversion of up to 443 shares of Preferred Stock that may be issued upon exercise of outstanding warrants that were assumed by the Company pursuant to the Flame Acquisition Transaction and that are currently exercisable for 443 shares of Preferred Stock or (2) exercise of such outstanding warrants that are currently exercisable for 443 shares of Preferred Stock at any time after such outstanding warrants are automatically adjusted to become exercisable for up to 443,000 shares of Common Stock upon conversion of the outstanding shares of Preferred Stock into shares of Common Stock (the “Preferred Stock Warrants” and, together with the Common Stock Warrants, the “Warrants”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Fourth Amended and Restated Certificate of Incorporation of the Company (the "Company Charter"), (iii) the Certificate of Designation of Preferences, Rights and Limitations of the Series X Non-Voting Convertible Preferred Stock of the Company (the “Certificate of Designation”), (iv) the Warrants and (v) such other corporate documents and records as we deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement's effectiveness will have been issued and remain in effect, in each case, at the time that any of the Common Shares are offered and sold as contemplated by the Registration Statement and (ii) all of the Common Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

Based on the foregoing, we are of the opinion that (i) the Outstanding Common Shares have been validly issued and are fully paid and nonassessable, (ii) the Common Stock Warrants Shares, when issued upon exercise of the Common Stock Warrants in accordance with their respective terms, will be validly issued, fully paid and nonassessable, (iii) the Conversion Shares, when issued upon conversion of the 136,248 outstanding shares of Preferred Stock in accordance with the terms thereof as set forth in the Certificate of Designation and provided that a sufficient number of authorized but unissued shares of Common Stock are available at the time of such conversion, will be validly issued, fully paid and nonassessable, (iv) any of the Preferred Stock Warrants Shares, if and when issued upon the conversion, in accordance with the terms of the Preferred Stock as set forth in the Certificate of Designation, of any of up to 443 shares of Preferred Stock that, at any time prior to such conversion, may have been issued upon exercise of any of the Preferred Stock Warrants in accordance with their respective terms, and provided that a sufficient number of authorized but unissued shares of Common Stock are available at the time of such conversion, will be validly issued, fully paid and nonassessable, and (v) any of the Preferred Stock Warrants Shares, if and when issued upon exercise of any of the Preferred Stock Warrants and provided that a sufficient number of authorized but unissued shares of Common Stock are available at the time of such exercise, will be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the following limitations, exceptions, qualifications and assumptions.

The opinion expressed herein is limited to the Delaware General Corporation Law and reported judicial decisions applicable thereto and we express no opinion as to laws of any other jurisdiction.

This letter is effective only as of the date hereof. We do not assume responsibility for updating this letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP